UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2016

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On November 10, 2016, as permitted by the Amended and Restated By-Laws of EVINE Live Inc. (the “Company”) and Minnesota corporate law, the Board of Directors (the “Board”) appointed Mark Holdsworth to the Board. His term is effective immediately and will continue until the Company’s 2017 Annual Meeting of Shareholders or until his successor is elected and qualified, or until his earlier death, resignation, removal or disqualification. Mr. Holdsworth will also serve as a member of the Corporate Governance and Nominating Committee and the Finance Committee.

Mr. Holdsworth is currently the co-founder and operating partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm with approximately $6.5 billion of capital under management. He also serves as the founder of Holdsworth & Co., LLC, a family office focused on investments in real estate, venture capital, common equities and privately owned businesses. He has extensive experience investing in multiple industries, including technology and media. Mr. Holdsworth also has 17 years of experience serving on boards of directors for companies in a variety of industries, currently serving on the boards of Parsons Corporation and AGY Holding Corp. He specializes in active management oversight, strategy, M&A activity and financing and, as a financial expert, is able to provide knowledgeable insight to implement structures that can be used to accelerate growth and improve financial flexibility. Mr. Holdsworth received a B.A. from Pomona College in Physics, a B.S. (Honors) from California Institute of Technology in Engineering and Applied Science and an M.B.A. from Harvard Business School.

There are no arrangements or understandings between Mr. Holdsworth and any other person(s) pursuant to which Mr. Holdsworth was or is to be selected as a director of the Company, other than arrangements or understandings with directors of the Company acting solely in their capacities as such. There are no family relationships between Mr. Holdsworth and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

There are no current or proposed transactions in which Mr. Holdsworth or any related person of Mr. Holdsworth has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Mr. Holdsworth will receive a restricted stock grant of the Company’s common stock in an amount of 20,045 shares, which will vest the day before the Company’s 2017 Annual Meeting of Shareholders, all in accordance with the Company’s current director equity compensation guidelines.

Following Mr. Holdsworth’s appointment, the Board consists of the following eight directors: Thomas Beers, Neal Grabell, Landel Hobbs, Mark Holdsworth, Lisa Letizio, Lowell Robinson, Robert Rosenblatt and Fred Siegel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 14, 2016	EVINE LIVE INC.

	By:	/s/ Damon Schramm
Damon Schramm Senior Vice President, General Counsel and Secretary